Erik S. Nelson

December 22nd, 2014

Wolverine Holding Corp.
P.O. Box 191767
Atlanta, GA. 31119

Re.: Letter of Resignation

Dear Wolverine Holding Corp.

In accordance with Section 1.04 Conditions of Closing of the Subscription Agreement between Wolverine Holding Corp., Proto-Script Pharmaceuticals, Inc. and the Krueger Group, LLP, I hereby tender my resignation as an officer and director of Wolverine Holding Corp. pursuant to the satisfaction of the other conditions of closing contained within the agreement.

This resignation shall be effective following the satisfaction of the other conditions of closing as specified in Section 1.04.

In the event that the closing contemplated by the above referenced agreement does not take place, and the Subscription Agreement is terminated, then the resignation tendered by this letter is hereby revoked.

If there are any questions, I may be reached via. office telephone # (404)-816-9220.

Sincerely,

Erik S. Nelson

P.O. Box 191767, Atlanta, Ga. 31119 Office 404-816-8240, Fax 404-816-8830, Cellular 404-275-0595